OMB APPROVAL
OMB Number: Expires:	3235-0060 March 31, 2006
Estimated average burden hours per response …28.0

UNITED STATES
SECURITIESANDEXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 28, 2004

ACRONGENOMICS INC.
(Exact name of registrant as specified in its charter)

Nevada	0-
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38A Posidonos Ave, 17455 Alimos, Athens Greece
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area cod

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 2 - Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

The Company previously announced that it had acquired four (4) patents from Dr. Eleftherios Georgakopoulos that relate to a proprietary technological product for the detection of epithelial cancer,  referred to as the “EP-CAM Detection Kit.” Since the time that this acquisition was announced, the Ep-Cam Detection Kit has undergone certain improvements and enhancements and is now referred to as the “Neo Ep-Cam Detection Kit.” The Company has now finalized the acquisition of the intellectual property related to the Neo Ep-Cam Detection Kit, for which the Company issued 4 million shares of common stock to Dr. Georgakopoulos. As a result of the acquisition, the Company now owns the rights to the following Greek patent and three (3) Greek patent applications:

Greek Patent No. 1004303, issued November 6, 2002, entitled “Detection of cancer membrance antigen Ep-Cam and identification of circulating micrometastatic cancer cells in peripheral blood (and tissues) in patients with cancer of epithelial origin.”

Greek Patent Application No. 20040100030, dated January 29, 2004 – PCT-Pending, entitled “Detection of cancer membrance antigen Ep-Cam and identification of circulating micrometastatic cancer cells in peripheral blood (and tissues) in patients with cancer of epithelial origin.”

Greek Patent Application No. 20040100269, dated July 2, 2004, entitled “Prototype RT and PCR protocols using Neowater and detection of cancer membrance antigen Ep-Cam and identification of circulating micrometastatic cancer cells in peripheral blood (and tissues) in patients with cancer of epithelial origin.”

Greek Patent Application No. 20040100270, dated July 2, 2004, entitled “Prototype RT and PCR protocols without magnesium chloride using Neowater and detection of cancer membrance antigen Ep-Cam and identification of circulating micrometastatic cancer cells in peripheral blood (and tissues) in patients with cancer of epithelial origin.”

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 28, 2004, the Company announced that Professor Alexandre Vamvakidis was added to the Company’s Board of Directors and on June 1, 2004 announced that Dr. Teni Boulikas were added to the Board of Directors.  Upon further consultation with Professors Vamvakidis and Boulikas, all parties determined that it would be in the Company’s best interests that these professors serve on the Company’s Scientific Advisory Board rather than on the Board of Directors. The Company is extremely pleased that Professors Vamvakidis and Boulikas have agreed to provide their services to the Company in this capacity.

On June 4, 2004, Acrongenomics Inc. (the “Company”) appointed Mr. Ron Lizee as a member of its Board of Directors and also named him as Chief Financial Officer/Treasurer.  Mr. Lizee is the owner/operator of Lizee Gauthier, Certified General Accountants where he has practiced since 1982.  Mr Lizee has over 25 years experience in the fields of tax, accounting and auditing.  He graduated from the University of Saskatchewan in 1981 with a B.Comm, Accounting and gained his CGA in 1987, and CFP in 1993.  Mr Lizee has experience in financial management within public companies having served as a director and CFO during 1995 to 1999 and he is the owner and CEO of a franchise chain operating in several Canadian provinces.

On July 6, 2004, Acrongenomics Inc. (the “Company”) appointed Mr. Constantine Poulios as a member of its Board of Directors and also named him as a Vice President of the Company. Mr. Poulios is an attorney licensed and practicing in Athens, Greece. Mr. Poulios has been a tax and corporate advisor with Ernst & Young since 1997. Mr. Poulios has a law degree from National University of Athens and a LLM degree from Northwestern University Law School.

On August 10, 2004, Mr. Rick Walchuk resigned as CEO and a member of the Board of Directors and Mr. W. Scott Lawler resigned as a member of the Board of Directors. Mr. Walchuk will continue fulfilling a vital role for the Company in the area of investor relations and financing. Mr. Lawler will continue to serve as the Company’s U.S. legal counsel.

The Company has recently created a Scientific Advisory Board to assist, aid and advise the Board of Directors regarding scientific and technologic matters that relate to or impact on the Company’s business. The initial members of the Scientific Advisory Board are as follows:

Dr. Leftheris Georgakopoulos – Chairman

Dr. Georgakopoulos has been the Company’s President and a member of the Board of Directors since  April 16, .2004.  Dr. Georgakopoulos engaged in medical research since 1991.  He was awarded degrees in Biology in 1989; Genetics, Biochemistry and Microbiology in 1992, both from Karl-Ruprecht University of Heidelberg, and achieved a Ph.D in Neurobiology in 1995 awarded by the Medical School, University of Heidelberg.  Dr. Georgakopoulos worked with GlaxoWellcome SA in the area of central nervous system drugs from September, 1995 to March, 1996 at which time he completed his military service obligations.  In November, 1997, Dr. Georgakopoulos was engaged to set up and manage the Department of Molecular Biology and Genetics, Medical Centre of Athens, where he remained until September, 2001.  From September, 2001 until April, 2003, Dr. Georgakopoulos was the founder and General Manager of the Biotechnology Department, Iatriki Techniki S.A. with particular emphasis on Molecular Diagnostics.  From April, 2003, Dr. Georgakopoulos was Senior Research Scientist with Forth Photonic Hellas S.A,, responsible for organizing and conducting clinical trials in the biophysics area and handling regulatory issued related to clinical trials.  Since February, 2004, Dr, Georgakopoulos has focused on founding and organizing Acongenomics, both in the US and Greece.

Prof. Alexandre Vamvakidis

Professor Vamvakidis holds 10 international patents in the areas of nootropes, anti-neurodegenerative (anti-Alzheimer), anti-epileptic, anti-depression prototype molecules.  He has been published over 80 times in respected medical/scientific journals.  Prof. Vamvakidis’ education includes M.Sc Chemistry from Bordeaux University in 1965, M.Sc. Pharmacology from the University of Paris, Medical School in 1975 and M.Sc Biochemistry from the same university in 1975.  Prof. Vamvakidis was awarded his Ph.D in Molecular Pharmacology, from the same institution in 1977.  Prof. Vamvakidis’ career includes his role as a Research Associate with Ciba-Geigy, Switzerland, Sanofi, France and CNRS, France from 1994 to 2004.  In 1984, Prof. Vamvakidis was appointed by the French Ministry of Education as Professor Adjoint of Molecular Phamacology to various French universities, a role which continues to the present.

Prof. Teni Boulikas

Prof. Boulikas is a well-known specialist in Gene Therapy with several patents in the US in this area and a significant body of authorship.  Prof. Boulikas is also the founder and organizer of the International Conference on Gene Therapy & Molecular Biology.  Prof. Boulikas commenced his education by achieving a B.Sc Chemistry in 1975 from the Aristotelian University of Thessaloniki, followed by Ph.D Biochemistry in 1979 from the University of Texas.  His post-doctoral fellowship from 1979-1984 was with the Swiss Institute for Experimental Cancer Research.  Prof. Boulikas has held posts including Senior Scientist/ Head of Department of Molecular Carcinogenesis, Linus Pauling Institute, Menlo Park, CA moving on to become Senior Investigator/Head of Department of Molecular Carcinogenesis, Institute of Molecular Medical Sciences, Stanford, CA from July 1992 to June, 1999.  Between August, 1995 and October, 1997, Prof. Boulikas has been a consultant for SEQUUS Pharmaceuticals of Menlo Park, CA.  Since August, 1997 to the present, Prof. Boulikas has been President and CEO of Regulon Inc, Palo Alto CA as well as President of the International Society for Gene Therapy and Molecular Biology, and is the Editor of Gene Therapy & Molecular Biology.

Mr. Plato Tzouvalis

Mr. Tzouvalis is an experienced pharmaceuticals industry professional.  He has a particular specialism in the areas of Quality Control and Operational Procedures.  Mr Tzouvalis was educated in the US, gaining a B.Sc Biochemistry from University of Illinois, Chicago in 1990, a B.Sc, Biological and Behavoural Sciences, East West University, Chicago in 1993 and an M.Sc Biochemistry from DePaul University, Chicago in 1995.  Mr Tzouvalis’ earlier career includes working with TM Technologies of Chicago as a Research Chemist from August, 1997 to January, 1999; then in a similar capacity with SynQuest Inc, also of Chicago from January, 1999 to March, 2000.  Mr. Tzouvalis then moved to Abbot Laboratories where he held the post of Advanced Quality Assurance Specialist, Organic Operations from March, 2000 until April, 2002 when he became a Project Manager with the same company, in Bioanalytical Quality Assurance.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Athens, Greece, this 1st day of October, 2004. ACRONGENOMICS INC. By: /s/ Eleftherios Georgakopoulos Name: Eleftherios Georgakopoulos Title: President	ACRONGENOMICS INC. By: /s/ Constantine D Poulios Name: Constantine D Poulios Title: Director
____________________________________